UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

On June 23, 2015, Great Basin Scientific, Inc. (the “Company”) amended and restated the terms governing the Series C Warrants issued by the Company as set forth in an Amended and Restated Form of Series C Warrant (the “Warrant Amendment”). In addition, on June 23, 2015, the Company filed a Certificate of Amendment of Certificate of Designation of Series E Convertible Preferred Stock of the Company with the Delaware Secretary of State (the “Certificate of Amendment”). The Certificate of Amendment adds a new Section 5.1(c) to the Certificate of Designation of Series E Convertible Preferred Stock of the Company, as set forth in the Certificate of Amendment (the “Preferred Amendment”). The Company effected the Warrant Amendment and Preferred Amendment in order to induce the holders of Series C Warrants to exercise their Series C Warrants for cash, which will provide additional working capital to fund the Company’s ongoing operations.

As a result of the Warrant Amendment and the Preferred Amendment, any investor who hereafter tenders an exercise notice exercising Series C Warrants for cash prior to the earlier of August 25, 2015 or 15 days after the Separation Trigger Date (as defined in the Series C Warrants), will receive the following accelerated conversion and exercise rights: (i) the subject Units (of which the exercised Series C Warrants form a part) held by such investor will automatically separate, (ii) the Series E Convertible Preferred Stock forming a part of such separating Units held by such investor will become immediately convertible at such investor’s option and (iii) the Series C Warrants forming a part of such separating Units held by such investor will become immediately exercisable. No other terms of the Series C Warrants and Series E Preferred Stock will change as a result of the Warrant Amendment and Preferred Amendment except as otherwise described herein. Units whose Series C Warrants are not exercised will not separate and will continue to be listed and trade on the Nasdaq Stock Market under the symbol “GBSNU”. The Warrant Amendment and Preferred Amendment do not obligate investors to exercise their Series C Warrants or convert their Series E Convertible Preferred Stock early; if an investor decides to exercise or convert the securities at a later date, that investor will still retain the same original rights it has under the Series C Warrants and Series E Convertible Preferred Stock, including the ability to exercise the Series C Warrants for cash or on a cashless basis and convert the Series E Convertible Preferred Stock upon the earlier of the Early Separation Date or August 25, 2015.

Exercises of Series C Warrants for cash and conversions of Series E Convertible Preferred Stock may be processed through the Reorganization Department of the Company’s transfer agent, American Stock Transfer. A form of Series C Warrant Exercise Notice is attached as Exhibit A to Exhibit 4.1 attached hereto.

The Amended and Restated Form of Series C Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Certificate of Amendment filed by the Company with the Delaware Secretary of State on June 23, 2015 is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K with respect to the Certificate of Amendment and the Preferred Amendment is incorporated herein by reference.

The Certificate of Amendment filed by the Company with the Delaware Secretary of State on June 23, 2015 is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, as filed with the Delaware Secretary of State on June 23, 2015.

4.1	Amended and Restated Form of Series C Warrant (amended and restated as of June 23, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: June 23, 2015	By:	/s/ Ryan Ashton
Ryan Ashton, Chief Executive Officer

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